UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2005

Plexus Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-722-3451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2005, the Board of Directors approved a change in directors’ compensation, to be effective January 1, 2006. The annual board fee and annual fee for audit committee chair were increased. Meeting fees were unchanged. The summary of new compensation structure is filed as an exhibit to this report.

In addition, on the same day, a change was approved to the form of Director Nonqualified Stock Option Agreement under the 2005 Equity Incentive Plan to permit issuance of options to directors with time vesting, in addition to immediately vesting options which are now provided for under the Plan and Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit:

10.1 Summary of Directors' Compensation
10.2 Form of Option Grant Agreement(Director)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plexus Corp.

November 21, 2005	By:	Joseph D. Kaufman

Name: Joseph D. Kaufman
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Summary of Directors' Compensation
10.1	Form of Option Grant Agreement (Director)